SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT, dated as of September 28, 2017, is entered into by and between **METROSPACES, INC.** (the "Company"), a corporation formed under the laws of the State of Delaware, and **CF3 ENTERPRISES, LLC,** a limited liability company formed under the laws of the State of New York ("CF3").

BACKGROUND:

WHEREAS, there are certain bona fide outstanding liabilities of the Company in the amount of $1,037,238.88, of which $1,027,238.88 is owed to persons other than CF3 (the "Third Party Liabilities") and $10,000.00 is owed to CF3 (the "CF3 Liabilities" and collectively with the Third Party Liabilities, the "Total Liabilities"); and

WHEREAS, CF3 acquired the Third Party Liabilities on the terms and conditions set forth in the annexed Claim Purchase Agreements (the "Claim Purchase Agreements"), subject however to compliance with the provisions hereof; and

WHEREAS, the Total Liabilities are past due and CF has instituted legal action seeking a judgment against the Company for the Total Liabilities; and

WHEREAS, CF3 and the Company desire to resolve and settle said legal action, and, in the manner provided herein, discharge the Total Liabilities, which are as set forth in Claims Purchase Agreements, as evidenced by the invoices and/or debt instruments annexed thereto and in the invoice of CF3 respecting the CF3 Liabilities, all of which are incorporated herein (hereinafter collectively referred to as the "Claims").

NOW, THEREFORE, the parties hereto agree as follows:

1. **Defined Terms.** As used in this Settlement Agreement (the "Settlement Agreement"), in addition to terms that are elsewhere defined, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Additional Shares" has the meaning ascribed to it in Section 3(e).

"affiliate," shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

"Business Day" shall mean any date on which both the Transfer Agent and the Court are open for the transaction of their respective ordinary activities.

"Claim Amount" shall mean the amount of the Total Liabilities.

"Common Stock" shall mean the Company's common stock, par value $0.000001 per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

"Court" shall mean the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida.

"Deposit Date." shall mean the date on which all of Settlement Shares issued pursuant to a Share Request, if such shares are issued in a single tranche, are deposited into CF3's brokerage account and may be resold by CF3 without restriction, or, in respect of Settlement Shares issued pursuant to a Share Request that are issued in more than one tranche, the date on which each such tranche is so deposited.

"Deposit Period" shall mean the twenty (20) Trading Days immediately preceding the Deposit Date of a tranche of Settlement Shares.

“Discount” shall mean fifty (50%) percent.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Issuance Date” shall mean the date on which all of Settlement Shares issued pursuant to a Share Request, if such shares are issued in a single tranche, are issued or, if Settlement Shares issued pursuant to a Share Request are issued in more than one tranche, the date on which a tranche is issued.

“Market Price” shall mean the lowest price for which the Common Stock has sold on the Principal Market during the Valuation Period or the Deposit Period, as appropriate.

“Order” shall mean an order of the Court substantially in the form annexed hereto as Exhibit A, with such changes as the parties themselves or their attorneys shall approve.

“Principal Market” shall mean whichever of the Nasdaq National Market, the Nasdaq SmallCap Market, OTC Pink, OTCQB, OTCQX, OTCBB or the American Stock Exchange, the New York Stock Exchange or any other national securities exchange is at the time the principal trading exchange or market for the Common Stock.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“SEC” shall mean the United States Securities and Exchange Commission.

“Share Request” shall have the meaning ascribed to it in Section 3(b).

“Trading Day” shall mean any day during which the Principal Market shall be open for trading, whether or not the Common Stock trades on such day.

“Transfer Agent” shall mean the present transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company’s appointment of any such substitute or replacement transfer agent).

“Valuation Period” shall mean the twenty (20) day trading period preceding a Share Request, inclusive of the day on which such Share Request is made; *provided* that if the shares of Common Stock to be issued pursuant to such Share Request are to be delivered in more than one tranche, the term “Valuation Period” shall mean, for each tranche after the first tranche, the twenty (20) day trading period preceding the date on which such tranche first becomes issuable, inclusive of such date, and shall mean, if one or more Additional Issuances are required to be made, the twenty (20) day trading period preceding the date on which each such Additional Issuance becomes issuable, inclusive of such date. In the event that shares of Common Stock are not delivered on the same Business Day that a Share Request is effective or Additional Shares are not delivered when required, if the shares of Common Stock to be issued pursuant to such Share Request or the Additional Shares are to be issued and delivered in a single tranche, “Valuation Period” shall mean the twenty (20) day trading period preceding the date on which such shares are issued and delivered; and if the shares of Common Stock to be issued pursuant to such Share Request or Additional Shares are to be delivered in a more than one tranche, in the event that shares of Common Stock in a tranche are not issued and delivered as required, “Valuation Period” shall, mean for each such tranche, the twenty (20) day trading period preceding the date on which they are issued and delivered.

2. **Fairness Hearing.** Upon the execution hereof, Company and CF3 agree, pursuant to Section 3(a)(10) of the Securities Act, immediately to submit this Settlement Agreement to the Court for a hearing on the fairness of its terms and conditions, and the issuance exempt from the provisions of the Securities Act of the Settlement Shares and the Additional Shares.

3. **Settlement Shares.**

(a) **Issuance of Settlement Shares; Share Requests.** Following entry of the Order and the execution by CF3 and Company of a Stipulation and Order of Dismissal substantially in the form annexed hereto as Exhibit B (the "Dismissal"), the Company shall issue and deliver to CF3, in settlement of the Claims, shares of Common Stock, subject to adjustment as provided in this Settlement Agreement (the shares so to be issued delivered being the "Settlement Shares"). Settlement Shares shall be issued upon submission of a written request (a "Share Request") made by CF3 and delivered to the Company and the Transfer Agent setting forth the Market Price for related Valuation Period and the number of Settlement Shares to be issued, which number shall be the total payment to be made on the date to which the Share Request relates divided by the product of the Market Price on the date of the Share Request and the Discount. Each Share Request shall be in the form annexed hereto as Exhibit C. Settlement Shares shall be freely trading securities issued pursuant to Section 3(a)(10) of the Securities Act and shall be issued and delivered, as quickly as possible after receipt of a Share Request, as follows:

(1) A Share Request shall be made at least 30 days prior to the date for the payment of the First Payment, as that term is defined in Schedule A, the number of shares to be issued and delivered to be based upon the total payment shown in Schedule A to be made on such date and the Market Price on the date of the Share Request.

(2) A Share Request shall be made at least 30 days prior to the date for the payment of the Second Payment, as that term is defined in Schedule A, the number of shares to be issued and delivered to be based upon the total payment shown in Schedule A to be made on such date and the Market Price on the date of the Share Request.

(3) A Share Request shall be made at least 30 days prior to the date for the payment of the Third Payment, as that term is defined in Schedule A, the number of shares to be issued and delivered to be based upon the total payment shown in Schedule A to be made on such date and the Market Price on the date of the Share Request.

(4) A Share Request shall be made at least 30 days prior to the date for the payment of the Fourth Payment, as that term is defined in Schedule A, the number of shares to be issued and delivered to be based upon the total payment shown in Schedule A to be made on such date and the Market Price on the date of the Share Request.

(5) A Share Request shall be made at least 30 days prior to the date for the payment of the Fifth Payment, as that term is defined in Schedule A, the number of shares to be issued and delivered to be based upon the total payment shown in Schedule A to be made on such date and the Market Price on the date of the Share Request.

(6) A Share Request shall be made at least 30 days prior to the date for the payment of the Sixth Payment, as that term is defined in Schedule A, the number of shares to be issued and delivered to be based upon the total payment shown in Schedule A to be made on such date and the Market Price on the date of the Share Request.

(7) A Share Request shall be made at least 30 days prior to the date for the payment of the Seventh Payment, as that term is defined in Schedule A, the number of shares to be issued and delivered to be based upon the total payment shown in Schedule A to be made on such date and the Market Price on the date of the Share Request.

A Share Request submitted before 12:00 p.m., Pacific Time, on a Business Day, shall be effective as of that day; and a Share Request submitted after 12:00 p.m., Pacific Time, on a Business Day, or submitted on a day that is not a Business Day, shall be effective as of the next Business Day.

In the event that any of the defaults set forth in Section 10(b) or (d) shall exist on the date when a Share Request is required to be submitted, the such date shall be extended for the number of days during which such default shall continue. The period of such extension is referred to as the "Extension."

(b) **Actions of Company Following Entry of Order.** No later than the first Business Day after the date on which the Court enters the Order, time being of the essence, the Company shall: (i) cause its legal counsel to render an opinion to the Transfer Agent, in form and substance reasonably acceptable to CF3 and the Transfer Agent, to the effect that the Settlement Shares will be validly issued, fully paid and non-assessable, are exempt from registration under the Securities Act, may be issued as free trading shares and may be resold by CF3 without restriction as long as CF3 is not an affiliate of the Company; (ii) transmit via email and/or facsimile to the Transfer Agent the letter of instructions in the form annexed hereto as Exhibit D or as the parties may agree (the "TA Instructions"); and (iii) beginning not later than three (3) business days after the date on which the Court enters the Order, issue and deliver to CF3 the Settlement Shares in the amounts required by the respective Share Requests and, if required, the Additional Shares, in each case in one or more tranches as required by the provisions of Section 4(f). All of said shares shall be issued and delivered without legends or restrictions on transfer and shall be securities that are exempt from the Securities Act because they were issued pursuant to the provisions of Section 3(a)(10) thereof. In the event that Additional Shares are issuable, the Company shall cause its legal counsel to render an opinion of like tenor with the opinion required by clause (i) of the first sentence of this Section 3(b) with the Additional Shares to the Transfer Agent. The Company will make all such changes to the TA Instructions as the Transfer Agent shall require and execute and, if required, deliver a memorandum of understanding relating thereto in the Transfer Agent's customary form.

(c) **Transfer Agent Fees; Effect of Nonpayment.** The Company shall pay the Transfer Agent's fees for each and every issuance of Settlement Shares and Additional Shares. In the event that the CF3 is required to pay such fees, the Discount in respect of the related Share Request shall be increased by five percent (5%) In the event that Company fails to issue and deliver Settlement Shares pursuant to a Share Request within five (5) Trading Days of its submission or to issue and deliver Additional Shares when required, the Discount utilized in determining the number of Settlement Shares to be issued and delivered in respect of that Share Request or in determining the number of Additional Shares to be issued and delivered shall be increased by five percent (5%) and shall be increased by an additional five percent (5%) for each additional five (5) Trading Days thereafter during which such failure shall continue, up to a maximum Discount of seventy-five percent (75%). Whenever the Discount is increased pursuant to this paragraph, the Company shall issue to CF3 such number of additional Settlement Shares and/or additional Additional Shares as shall be the difference between the number of Settlement Shares determined as if such Share Request had been submitted using the increased Discount and the number of Settlement Shares called for by the Share Request as originally submitted and/or the difference between the number of Additional Shares determined as if the increased Discount had been used in determining the number thereof and the number of Additional Shares determined using the Discount.

(d) **Number of Settlement Shares and Additional Shares Indeterminable.** The parties acknowledge that the number of Settlement Shares and Additional Shares to be issued pursuant to this Settlement Agreement is indeterminable and may exceed the number of shares authorized and unissued shares of Common Stock on the date hereof.

(e) **Additional Shares.** If, on the Deposit Date, the Market Price with reference to the Deposit Period is less than ninety percent (90%) of the Market Price with reference to the Valuation Period, the Company will immediately cause to be issued and delivered to CF3 such number of additional shares of Common Stock ("Additional Shares") as shall be the difference between the number of Settlement Shares determined as if the Share Request or subdivided Share Request had been submitted using Market Price with reference to the Deposit Period and the number of Settlement Shares issued under the Share Request or subdivided Share Request theretofore submitted using Market Price with reference to the Valuation Period; and if, on the Deposit Date, the Market Price with reference to the Valuation Period is greater than one hundred ten percent (110%) of the Market Price with reference to the Deposit Period, the CF3 shall, at its own cost, immediately surrender to the Company for cancellation such number of shares of Common Stock as shall be the difference between the number of Settlement Shares determined in the Share Request or subdivided Share Request theretofore submitted using Market Price with reference to the Valuation Period and the number of Settlement Shares that would be under a Share Request or subdivided Share Request submitted using Market Price with reference to the Deposit Period and, if required by the Transfer Agent, shall deliver a so-called "Medallion Guarantee" with respect to the shares so surrendered.

(f) **Limitation on Issuances.** Notwithstanding anything in this Settlement Agreement, the Company shall not issue shares of Common Stock, whether as Settlement Shares or Additional Shares, to CF3 to the extent that such issuance would result in the total number of shares of Common Stock beneficially owned or deemed beneficially owned by CF3, determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder, exceeding more than 9.99% of the number of shares of Common Stock outstanding after such issuance. In the event that Settlement Shares are required by this Section 4(f) to be issued to CF3 in tranches, no tranche, except for the last tranche issued shall be less than 300,000,000 shares of Common Stock. If Settlement Shares are issued and delivered in tranches, Additional Shares shall be issued and delivered in priority to Settlement Shares and the number of Settlement Shares that would otherwise be included in a tranche shall be reduced accordingly.

(g) **When Claims Are Paid.** Upon the issuance of shares pursuant to a Share Request, the Claims shall be paid in the amount of the total payment to be made on the date to which the Share Request is made. In the event that shares of Common Stock are delivered in more than one tranche and/or Additional Shares are issued, CF3 shall estimate in good faith the portion of such total payment represented by such tranche or Additional Shares; *provided* that upon the issuance and delivery to CF3 of all Settlement Shares required to be issued pursuant to a Share Request and all Additional Shares required to be issued in respect of such Share Request, such total amount shall be paid.

4. **Necessary Action.** At all times after the execution and delivery of this Settlement Agreement and entry of the Order, each party agrees to take or cause to be taken all such necessary action including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by the other party for such purposes or otherwise necessary to effect and complete the transactions contemplated hereby or to carry out the purposes and intents of this Settlement Agreement.

5. **Releases.** By virtue of the receipt of all of the Settlement Shares and Additional Shares and without action on the part of either party, each party and all of its current and past officers, directors, shareholders, affiliated corporations, subsidiaries, agents, employees, representatives, attorneys, predecessors, successors and assigns (collectively, the "Released Parties") shall be forever released, acquitted and discharged from any and all claims, damages, causes of action, suits and costs of whatever nature, character or description, whether known or unknown, anticipated or unanticipated or matured or unmatured, which the other party may now hereafter have or claim to have against the Released Parties with respect to the Claims, provided that such release, acquittal and discharge shall not extend to a party's obligations under Section 15. Nothing

contained herein shall be deemed to negate or affect CF3's right and title to any securities heretofore issued to it by the Company or any subsidiary of Company.

6. **Representations and Warranties.**

(b) **Representations and Warranties of the Company.** The Company hereby represents and warrants to CF3 as follows:

(1) **Capital Structure.** The authorized capital of the Company is Ten Billion (10,000,000,000) shares of Common Stock and ten million shares of preferred stock, issuable in series. As of the date hereof, 3,559,194,313 shares of Common Stock are issued and outstanding and all of the authorized and unissued shares of Common Stock are reserved Of the preferred stock, 2,000,000 shares have been designated Series B PIK Convertible Preferred Stock, of which 1,200,000 shares have been issued, 100,000 shares have been designated Series C PIK Convertible Preferred Stock, of which 45,354 shares have been issued and 400,000 shares have been designated Series D PIK Convertible Preferred Stock, of which 22,500 shares have been issued (in each case not including shares that have been issued as dividends).

(2) **Concerning the Shares.** All shares of Common Stock to be issued pursuant to the Order and this Settlement Agreement will be duly authorized, and when issued and delivered will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances created by, under of through the Company and preemptive and similar rights to subscribe for or purchase securities;

(3) **Exemption.** All shares of Common Stock to be issued pursuant to the Order and this Settlement Agreement exempt from the Securities Act, including the registration requirements thereof and issuable without any restrictive legend;

(4) **Power and Authority.** The Company has all requisite power and authority to execute, deliver and perform all of its obligations under this Settlement Agreement;

(5) **Authorization and Enforceability.** The execution, delivery and performance of this Settlement Agreement by the Company has been duly authorized by all requisite action on the part of the Company and its Board of Directors (including a majority of its independent directors if the Company has independent directors). This Settlement Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the discretion of courts in granting equitable remedies.

(6) **No Conflicts.** The execution, delivery and performance of this Settlement Agreement by the Company and the compliance by the Company with the Order will not (i) conflict with, violate or cause a breach or default under any agreement between the Company and any creditor (or any affiliate thereof) related to the Claims arising from the Third Party Liabilities or (ii) require any waiver, consent, or other action on the part of any person that has not already been obtained.

(7) **Absence of Certain Actions.** The Company did not enter into the transactions giving rise to the Third Party Liabilities in contemplation of any sale or distribution of its securities.

(8) **No Modification of Claims.** The Company not agreed to any modification, compromise or forbearance or given any waiver with respect to the Claims. To the knowledge of the Company, (i) there is no action, other than the action in respect of the Order (the "Action"), relating to the Claims that is threatened or pending in any court or tribunal and (ii) no judgment or award relating to the Claims has been entered in any legal or arbitral proceeding.

(9) **Claim Holder Not an Affiliate.** To the knowledge of the Company, no holder of a Third Party Claim has been an affiliate of the Company, as the term "affiliate" is defined in Rule 144 promulgated under the Securities Act, within the previous ninety (90) days.

(10) **No Shell Company.** The Company is not a shell company, as that term is defined in Rule 405 promulgated under the Securities Act.

(11) **No Agreement to Invest.** No holder of a Claim arising from a Third Party Liability has agreed with the Company that such holder will, directly or indirectly, invest, loan or otherwise make available to the Company or any affiliate of the Company any of the funds that such holder will receive from CF3 under the Claim Purchase Agreement between such holder and CF3.

(12) **No Notice.** Company has not received any oral or written notice from its Principal Market or the United States Securities and Exchange Commission regarding a halt, limitation or suspension of trading in the Common Stock.

(13) **No Consideration to Claim Holder.** No holder of a Claim arising from a Third Party Liability will, directly or indirectly, receive any consideration from or be compensated in any manner by the Company or any affiliate of the Company in exchange for or in consideration of such holder's entering into a Claim Purchase Agreement.

(14) **Nature of Claims.** Each Claim in respect of a Third Party Liability is a valid and bona-fide claim against the Company against which Company has no defense and each of the invoices, contracts or promissory notes underlying each Claim arising from a Third Party Liability accurately represents the nature of the Claim. All of the goods, services or money underlying the Third Party Liabilities have been fully and satisfactorily received or rendered. No Claim arising from a Third Party Liability relates to services rendered to promote the Company's securities or to investor relations services.

(15) **Effect of Settlement Agreement.** The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Settlement Agreement and recognize that they have a potential dilutive effect.

(16) **Evasion of Registration.** Nothing in this Settlement Agreement or the other documents or proceedings relating to the transactions contemplated by this Settlement Agreement part of a plan or scheme on the part of the Company to evade the registration requirements of the Securities Act.

(17) **SEC Report.** The Company's Annual Report on Form 10-K for the year ended December 31, 2015, is true and correct in all material respects and does not contain an untrue statement of a material fact contained or omit to state a material fact required to be stated or necessary to make the statements contained not misleading.

(c) **Representations and Warranties of CF3.** CF3 hereby represents and warrants to the Company as follows:

(1) **Power and Authority.** CF3 has all requisite power and authority to execute, deliver and perform all of its obligations under this Settlement Agreement;

(2) **Authorization and Enforceability.** The execution, delivery and performance of this Settlement Agreement by CF3 has been duly authorized by all requisite action on the part of the CF3 and its members and managers. This Settlement Agreement has been duly executed and delivered by CF3 and constitutes the legal, valid and binding obligation of CF3, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the discretion of courts in granting equitable remedies.

(3) **No Conflicts.** The execution, delivery and performance of this Settlement Agreement by CF3 and the compliance by CF3 with the Order will not (i) conflict with, violate or cause a breach or default under any agreement between the Company and any creditor (or any affiliate thereof) related to the Claims, or (ii) require any waiver, consent, or other action on the part of any person that has not already been obtained.

(4) **No Broker.** CF3 is not acting and will not act as a broker or underwriter in connection with the sale of the Settlement Shares or the Additional Shares.

7. **The Dismissal and Equitable Relief.** The Dismissal shall not be filed, but shall be held in escrow by counsel for CF3 until such time that Company has fully complied with all of its obligations under this Settlement Agreement, at which time CF3 shall cause it to be filed. The parties consent to the continued jurisdiction of the Court for purposes of enforcing this Settlement Agreement. The Company hereby waives any claim that there is an adequate remedy at law or any like doctrine that might preclude injunctive relief to enforce the obligation of the Company to issue the Settlement Shares and the Additional Shares.

8. **Conditions Precedent.**

(a) **Entry of Order.** It is a condition precedent to the to the obligations of the Company under this Settlement Agreement that the Order shall have been entered.

(b) **The Dismissal.** It is a condition precedent to the to the obligations of the Company under this Settlement Agreement that the attorneys representing the parties shall have signed the Dismissal and that it shall have been delivered to counsel for CF3.

9. **Covenants.**

(a) As quickly as shall be practicable after the entry of the Order, the Company shall file an amendment to its certificate of incorporation to increase the number of its authorized shares of Common Stock to Twenty Billion (20,000,000,000) and, upon such filing shall reserve all of its authorized and unreserved shares of Common Stock for issuance pursuant to the Order and this Settlement Agreement. From time to time thereafter, the Company shall amend its certificate of incorporation to increase the number of its authorized shares of Common Stock and shall increase such reserve as shall be necessary to comply with its obligations under this Settlement Agreement. The Company may not reduce such reserve without the prior written consent of CF3.

(b) For as long as the CF3 has the right to submit a Share Request and/ or is entitled to receive Additional Shares, and for as long after the issuance and delivery of Settlement Shares and any Additional Shares to which CF3 is entitled under the last of the Shares Requests as CF3 holds shares of Common Stock that are Settlement Shares and/or Additional Shares and have a market value of more than $100,000.00, but not more than one (1) year after the entry of the Order, Company shall not, without the prior written consent of CF3, agree to, permit or consummate (1) any amendment to its certificate of incorporation not contemplated by this Settlement Agreement that affects its capital structure, including, without limitation, an increase in the number of shares its authorized Common Stock, reorganization or a reverse stock split, or that adversely affect the objects of this Settlement Agreement, (2) the dissolution or liquidation of the Company or any of its subsidiaries, *provided* that the Company may dissolve or liquidate any subsidiary if it or another subsidiary thereby receive all of the assets of the dissolved or liquidated subsidiary, (3) the merger or consolidation of the Company or any of its subsidiaries with any other entity, *provided* that the Company may merge any of its subsidiaries into itself or another subsidiary, (4) the sale or transfer of a material amount of assets of Company or any of its subsidiaries not in the ordinary course of business, *provided* that the Company and its subsidiaries may transfer assets among themselves, (5) any material change in the present capitalization or dividend policy of Company, (6) a class of securities of the Company that is listed on national securities exchange or quoted on an inter-dealer quotation system of a registered national securities association to be delisted or to cease to be quoted thereon, (7) terminating or permitting the termination of the registration of a class of equity securities of the Company that is registered under Section 12 of the Exchange Act, (8) terminating its Transfer Agent, unless it is immediately replaced by a transfer

agent qualified to act as such under the Exchange Act or (9) taking any action which would impede the purposes and objects of this Settlement Agreement or the Order.

(c) Immediately upon the signing of the Settlement Order by the Court, if the Company has a class of securities registered under Section 12 of the Exchange Act or is subject to Section 15(d) thereof, the Company shall (i) file a Current Report on Form 8-K with the SEC which shall, at a minimum, make the disclosures required by Items 1.01 and 3.02 thereof and (ii) at the written request of CF3, every time that the issued and outstanding Common Stock is increased by ten percent (10%) or more, file a Current Report on Form 8-K with the SEC reporting such increase, unless such increase has otherwise been reported. The Company shall timely make file such additional SEC filings as may be required in respect of the transactions contemplated by this Settlement Agreement. If the Company has no class of securities registered under Section 12 of the Exchange Act and is not subject to Section 15(d) thereof, it will publish press releases containing the information required to be disclosed in the above reports not later than the time or times when such reports would be required to be filed.

(d) **No Transfer or Conversion.** CF3 agrees that it will dispose of the Claims only by submitting Share Requests with respect thereto and that it will not sell, assign or transfer the promissory notes or instruments underlying the Claims to thirds parties. In the event that an instrument underlying a Claim is convertible into equity securities of the Company or a subsidiary, CF3 agrees that it will not exercise its conversion right.

10. **Default.** If

(a) the Company shall have defaulted for more than fifteen (15) Business Days in delivering Settlement Shares and Additional Shares to CF3 in compliance with the provisions of this Settlement Agreement or shall have otherwise failed to comply with the provisions of this Settlement Agreement that materially and adversely affects the purposes and intents hereof; or

(b) the Company shall have failed materially to comply with its covenants set forth in Section 14; or

(c) the Order shall not have been entered by the Court within ninety (90) days after the date of this Settlement Agreement; or

(d) Dissolution, receivership, reorganization, insolvency or liquidation proceedings or proceedings for relief under the Bankruptcy Act or any law for the relief of debtors generally; or

(e) Legal proceedings in which money damages exceeding $100,000.00 shall have been instituted by or against the Company; or

(f) trading of the Common Stock shall have been stopped, limited, or suspended by the SEC or on the Principal Market and such stoppage, limitation or suspension shall not have been lifted within five (5) trading days; or trading in securities generally on the Principal Market shall have been limited or suspended and such limitation or suspension shall not have been lifted within five (5) trading days; or, minimum prices shall been established for securities traded on the Principal Market for more than five (5) trading days; or the Common Stock shall not eligible or shall be unable to be deposited for trade on the Principal Market; or

(g) if the Company is subject to the filing requirements of Section 13 or 15(d) of the Exchange Act, it shall have failed to file any report that it is required to file under said sections, other than reports on Form 8-K not required to be filed under the provisions of this Settlement Agreement; or

(h) the market price for the Common Stock shall have fallen below $0.0002 per share; or there shall have been any material adverse change (i) in the Company's finances or operations, or (ii) in the financial markets such that, in the reasonable judgment of the CF3, it shall be impracticable or inadvisable to trade the Settlement Shares and the Additional Shares,

(i) CF3 at its option and in its sole discretion may by notice declare Company to be in default under this Settlement Agreement and the Order, and this Settlement Agreement shall thereupon be terminated; *provided* that, upon the occurrence of any of the events specified in Subsection 10(h), the Company shall be automatically in default, without the requirement of notice. Unless the default arises from the events described in Subsections 10(a), (b) or (f), CF3 shall have no claim for damages of any kind arising out of such default. Such termination shall not affect the obligations of CF3 under the Claim Purchase Agreements, which obligations that be governed solely thereby.

The Company may at its option and in its sole discretion may declare CF3 to be in default under this Settlement Agreement and the Order in the event that CF3 shall fail, for a period of ten (10) Business Days to submit a Share Request when it is obligated to do so, and this Settlement Agreement shall thereupon be terminated. The Company shall have no claim for damages of any kind arising out of such default.

11. **Indemnification.**

(a) **Obligation to Indemnify.** The Company will indemnify and hold harmless CF3, its agents, employees, representatives, officers, directors, stockholders, controlling persons and affiliates (collectively the "Indemnified Parties" and each an "Indemnified Party") against any losses, claims, damages or liabilities, including, without limitation, actual costs of investigation and reasonable attorney's fees ("Damages"), to which the Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Company's representations and warranties in this Agreement or in any written statement hereafter furnished by the Company to an Indemnified Party, or, at an Indemnified Party's request, to a third party or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The obligation shall extend, without limitation, to Damages, other than Damages awarded to the Company.

(b) **Contribution.** If, however, indemnification as provided above is not permitted by applicable law or is denied by a judgment, the Company shall contribute to such amount otherwise paid or payable by an Indemnified Party in such proportion as is appropriate to reflect not only such relative benefit but also the relative fault of the Company on the one hand and the Indemnified Party on the other hand in connection with the claims or matters for which indemnification is sought, as well as any other relevant equitable considerations. The parties agree that it would not be just and equitable if contributions pursuant to this Section 10 were determined by *pro rata* allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. Notwithstanding the provisions of this Section 11, the Company shall not be required to contribute any amount in excess of the amount by which its indebtedness has been reduced pursuant to this Settlement Agreement. No person guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The obligations of the parties under this Section 11 shall survive the termination of this Settlement Agreement.

12. **Information.** The Company and CF3 each represents and warrants to the other that prior to the execution of this Settlement Agreement, it has have fully informed itself of its terms and provisions and that no promise or representation of any kind has been made to it, except as expressly set forth herein.

13. **Ownership and Authority.** The Company and CF3 each represents and warrants to the other that it has not sold, assigned, transferred, conveyed or otherwise disposed of any or all of any claim, demand, right, or cause of action, relating to any matter which is covered by this Settlement Agreement and that each is the sole owner of such claim, demand, right or cause of action.

14. **No Admission.** This Settlement Agreement has been entered into in order to settle the Claims and to avoid the uncertainty and expense of the litigation. This Settlement Agreement and its provisions and any orders of the Court relating to this Settlement Agreement shall not be offered or received in evidence in any action, proceeding or otherwise used as an admission or concession as to the merits of the Action or the liability of any nature on the part of any of the parties hereto, except to enforce its terms.

15. **Binding Nature.** This Settlement Agreement shall be binding on all parties executing this Settlement Agreement and their respective successors, assigns and heirs.

16. **Legal Representation.** Each party represents and warrants to the other that it has been represented by independent counsel of its choice in connection with the negotiation and execution of this Settlement Agreement, and that such counsel has reviewed this Settlement Agreement and advised such party with respect thereto. The Company further represents and warrants that it has employed counsel of its choice to represent it at any fairness hearing or hearings to approve the fairness of this Settlement Agreement.

17. **Legal Effect.** The parties to this Settlement Agreement represent that each of them has been advised as to the terms and legal effect of this Settlement Agreement and the Order provided for herein, and that the settlement and compromise stated herein is final and conclusive forthwith, shall supersede all prior written or oral between the parties, subject to the conditions stated herein, and each attorney represents that his or her client has freely consented to and authorized this Settlement Agreement after having been so advised.

18. **Mutual Drafting.** Each party has participated jointly in the drafting of this Settlement Agreement which each party acknowledges is the result of negotiation between the parties, each having the advice of counsel. Accordingly, the language used in this Settlement Agreement shall be deemed to be the language chosen by the parties jointly to express their mutual intent. If ambiguity or question of intent or interpretation arises, no presumption or burden of proof will arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Settlement Agreement.

19. **Waiver.** Each party waives a statement of decision, and the right to appeal from the Order after its entry. The Company further waives any defense based on the rule against splitting causes of action. The prevailing party in any motion to enforce the Order shall be awarded its reasonable attorney fees and expenses in connection with such motion. Except as expressly set forth herein, each party shall bear its own attorneys' fees, expenses and costs.

20. **Signatures.** This Settlement Agreement may be signed in counterparts and the Settlement Agreement, together with its counterpart signature pages, shall be deemed valid and binding on each party when duly executed by all parties. Facsimile and electronically scanned signatures shall be deemed valid and binding for all purposes. This Settlement Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof. This Settlement Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

21. **Choice of Law, Etc.** Notwithstanding the place where this Settlement Agreement may be executed by either of the parties, or any other factor, all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Florida, applicable to agreements made and to be fully performed in that State and without regard to the principles of conflicts of laws thereof. Any action brought to enforce, or otherwise arising out of this Settlement Agreement shall be brought only in the Court.

22. **Exclusivity.** For a period of the later of one hundred eighty (180) days from the date of the execution of this Settlement Agreement or upon CF3's final sale of all shares of stock issued pursuant hereto subsequent to final adjustment; (a) CF3 shall have the exclusive right to negotiate and execute definitive documentation embodying the terms set forth herein and other mutually acceptable terms.

23. **Inconsistency.** In the event of any inconsistency between the terms of this Settlement Agreement and any other document executed in connection herewith, the terms of this Settlement Agreement shall control to the extent necessary to resolve such inconsistency.

24. **Notices.** Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of the date delivered, if delivered by personal delivery as against written receipt therefore or by confirmed facsimile transmission,

(a) the fifth Business Day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(b) the second Business Day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

(c) delivery by email upon delivery,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

If to the Company:

Metrospaces, Inc.
888 Brickell Key Drive, Ste. 1102
Miami, FL 33131

Attn: Oscar Brito

Telephone: 305-600-0407

E-mail: oscar.brito@metrospaces.net

If to CF3:

CF3 Enterprises, LLC
1 Chamberlain Court
Pomona, NY 10970

Attn: Clarence Fitchett

Telephone: 845-215-4109

Email: info@cf3enterprisesllc.com

25. **Respecting CF3's Counsel.** CF3 is using the services of Barry J. Miller as legal counsel in connection with this transaction. The Company has heretofore used his services in connection with matters relating to federal securities law and may do so in the future. Both CF3 and the Company, having been advised by independent counsel, waive any conflict that may arise from Barry J. Miller's dual representation of CF3 and the Company. Each of them acknowledges that he has no confidential information respecting it and agrees not to impart any confidential information to him during the period in which this Settlement Agreement is executory. Each party agrees that in the event that a dispute arises under this Settlement Agreement, it will

not retain him to represent it. The Company will pay the legal fees, not to exceed $15,000, charged to CF3 by the firm by which he is employed.

IN WITNESS WHEREOF, the parties have duly executed this Settlement Agreement as of the date first written.

CF3 ENTERPRISES, LLC, INC.

By: ______________________
Clarence Fitchett
Managing Member

METROSPACES, INC.

By: ______________________
Oscar Brito
Senior Vice President

SCHEDULE A

CLAIMS

	Name of Payee							
	Parisian Summer, Inc.	**Casaro, S.A.**	**CF3 Enterprises, LLC**	**Silverback Productions, LLC**	**Etelix.Com USA LLC**	**Paritz & Company P.A.**	**INS Consulting LLC**	**Total**
Payment to be paid within 30 days after entry of Order (the "First Payment")	$76,789.02	$63,489.07	$10,000.00	$15,000.00	$40,000.00	$10,000.00	$15,000.00	$230,278.09
Payment to be paid within thirty 60 days after entry of Order plus any Extension (the "Second Payment")	$70,791.00	$53,489.00		$15,000.00	$40,000.00	$9,450.00	$15,000.00	$203,730.00
Payment to be paid within 90 days after entry of Order plus any Extension (the "Third Payment")	$70,789.00	$53,489.00		$15,000.00	$40,000.00		$15,000.00	$194,278.00
Payment to be paid within 120 days after entry of Order plus any Extension (the "Fourth Payment")	$70,789.00	$53,489.00		$15,000.00	$40,000.00		$15,000.00	$194,278.00
Payment to be paid within 150 days after entry of Order plus any Extension (the "Fifth Payment")	$51,184.79	$33,489.00		$60,000.00	40,000.00		$15,000.00	$199,673.79
Payment to be paid within 180 days after entry of Order plus any Extension (the "Sixth Payment")							$15,000.00	$ 15,000.00
Payment to be paid within 210 days after entry of Order plus any Extension (the "Seventh Payment")		$1.00						$ 1.00
TOTAL	$340,342.81	$257,446.07	$10,000.00	$120,000.00	$200,000.00	$19,450.00	$90,000.00	$1,037,238.88

EXHIBIT A

**IN THE CIRCUIT COURT OF THE SEVENTEENTH JUDICIAL CIRCUIT
IN AND FOR BROWARD COUNTY, FLORIDA**

CF3 Enterprises, LLC,
a New York limited liability
company,

Plaintiff,

Case No.

Metrospaces, Inc.,
a Delaware corporation,

Defendant.
___________________________________/

ORDER GRANTING APPROVAL OF
SETTLEMENT AGREEMENT AND THE FAIRNESS THEREOF

This matter having come on for a hearing on the day of ___________ ___ , 2017, to approve the Settlement Agreement entered into as of ____________ ___, 2017 between Plaintiff, CF3 Enterprises, LLC, Inc. ("Plaintiff") and Defendant, Metrospaces, Inc. ("Defendant" and collectively with Plaintiff, the "Parties"), and the Court having held a hearing as to the fairness of the terms and conditions of said Settlement Agreement and being otherwise fully advised in the premises, the Court hereby finds as follows:

1. The terms of the issuance and exchange of the Settlement Shares and the Additional Shares (as each of those terms is defined in said Settlement Agreement and, hereinafter, the "Shares") in exchange for the Claims are fair to the Plaintiff, which is only party to whom the Shares will be issued;

2. The Court was advised before said hearing that the parties will rely on the exemption from the provisions of the Securities Act of 1933 (the "Securities Act") provided by Section 3(a)(10) thereof based on this Court's approval of the transactions contemplated by the Settlement Agreement and that, in particular, (i) the Defendant will rely on said exemption in issuing and delivering the Settlement Shares and the Additional Shares (as each of those terms is defined in said Settlement Agreement and,

hereinafter, the "Shares") to the Plaintiff without registration under the Securities Act in exchange for the Claims (as that term is defined in said Settlement Agreement) and (ii) the Plaintiff the will rely upon said exemption in making public offers and sales of the Shares and the Additional Shares. after a hearing before this Court respecting the fairness of such terms and conditions;

3. Said hearing was scheduled with the consent of Plaintiff and Defendant, Plaintiff received adequate notice of the hearing and was represented by its attorney and Plaintiff is the only party to whom the Shares will be issued pursuant to said Settlement Agreement;

4. Adequate notice of the hearing was given to the Defendant by the Plaintiff, through its attorney, and there were no impediments to either parties' appearance at the hearing which was open to both parties; and

5. This Court is expressly authorized by law to hold the hearing.

WHEREFORE, it is hereby **ORDERED AND ADJUDGED** that (i) the Settlement Agreement is approved in all respects, including the terms and conditions of the issuance of the Shares in exchange for the Claims and (ii) the parties shall comply with the provisions of the Settlement Agreement. The Court reserves jurisdiction over the parties as well as the subject matter herein for purposes of contempt and enforcement of the Settlement Agreement as well as for such other purposes as allowed by law.

SO ORDERED, this ____ day of _________ 2017.

The Honorable ____________________

Conformed copies to:

Stuart Reed, Esq.
Stuart Reed, Law & Mediation, LLC
3001 W. Hallandale Beach Blvd., Suite 304
Hallandale Beach, FL 33009

Laura Anthony, Esq.
Legal & Compliance, LLC
330 Clematis Street, Ste. 217
West Palm Beach, FL 33401

EXHIBIT B

IN THE CIRCUIT COURT OF THE SEVENTEENTH JUDICIAL CIRCUIT
IN AND FOR BROWARD COUNTY, FLORIDA

CF3 Enterprises, LLC,
Inc., a New York
Corporation,
Plaintiff,

v. Case No.

Metrospaces, Inc.,
a Delaware
Corporation,
Defendant.
______________________________/

STIPULATION AND ORDER OF DISMISSAL

IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned, the attorneys of record for all the parties to the above-entitled action, pursuant to the Rules of Civil Procedure, that, whereas no party hereto is an infant or incompetent person for whom a committee has been appointed or conservatee and no person not a party has an interest in the subject matter of the action, the above-entitled action be, and the same hereby is, dismissed, each party to bear its own costs.

Dated:________________________, 201__.

______________________________	______________________________
Attorney for Plaintiff	Attorney for Defendant
Stuart Reed, Esq.	Laura Anthony, Esq.
Stuart Reed, Law & Mediation, LLC	Legal & Compliance, LLC
3001 W. Hallandale Beach Blvd., Suite 304	330 Clematis Street, Ste. 217
Hallandale Beach, FL 33009	West Palm Beach, FL 33401

SO ORDERED: ______________________________

EXHIBIT C

SHARE REQUEST

To: Metrospaces, Inc.
Pacific Stock Transfer Company

Pursuant to Section 3(a), of that certain Settlement Agreement, dated as of __________, 2017, by and between the Company and the undersigned requests that you issue to the undersigned the number of shares of Common Stock determined as follows:

1. The payment date to which this Share Request relates is ______________, 201__.
2. The payment to be made on that date is $__________.
3. The Market Price for the Valuation Period related to this Share Request is $________.
4. The Discount is _____%.
5. Under the Settlement Agreement, the number of shares of Common Stock to be issued pursuant to this Share Request is the payment set forth in subparagraph 2 divided by the Market Price set forth in subparagraph 3 and the Discount set forth in subparagraph 4.

The result of the above calculation is _____________ shares of Common Stock.

Terms used in this Share Request that are defined in the Settlement Agreement shall have the meanings ascribed to them therein.

CF3 ENTERPRISES, LLC

By:____________________________
Clarence Fitchett
Managing Member

Date: ______________

EXHIBIT D

[LETTERHEAD OF METROSPACES, INC.]

[*Date*]

Pacific Stock Transfer Company
6725 Via Austi Pkwy, Suite 300
Las Vegas, NV 89119

Ladies and Gentlemen:

Metrospaces, Inc, a Delaware corporation (the "Issuer"), and CF3 Enterprises, LLC, a New York limited liability company ("CF3"), have entered into a Settlement Agreement, dated as of _________, 2017 (the "Settlement Agreement"), relating to the issuance of an indeterminable number of shares of the Issuer's common stock, par value $0.000001 per share ("Common Stock") in exchange for and in settlement of the Claims (as that term is defined in the Settlement Agreement), which total $1,025,842.09. The shares of Common Stock so to be issued are referred to as the "Shares."

A copy of the Settlement Agreement is attached hereto. You should familiarize yourself with your issuance and delivery obligations, as the Issuer's transfer agent, contained therein. The Shares are to be registered in our name. This letter (the "Irrevocable Instructions") is being delivered you pursuant to the provisions of the Settlement Agreement.

You are hereby irrevocably authorized and instructed to establish a reserve of all of the authorized, unissued and unreserved shares of Common Stock for issuance pursuant to the Settlement Agreement (the "Reserve"). The number of shares in the Reserve may be increased, from time to time, by written instructions of the Issuer and the CF3 whenever in their judgment there are insufficient authorized, unissued and unreserved shares of Common Stock to meet the obligation of the Company to deliver shares of Common Stock under the provisions of the Settlement Agreement.

You shall issue the Shares or a portion thereof, *provided* that (i) you have received an opinion of counsel to the Issuer or CF3 that is satisfactory to you, together with such other documentation as you may reasonably request, to the effect that the Shares are not required to be registered under the Securities Act of 1933 (the "Securities Act") because they are securities which were issued to CF3 in exchange for bona fide outstanding claims (namely, the Claims, as that term is defined in the Settlement Agreement) where the terms and conditions of such issuance and exchange have been approved, by a court after a hearing as to the fairness of such terms and conditions of which hearing CF3, being the sole person to whom it was proposed to issue the Shares in such exchange, and are therefore exempt from the Securities Act, including its registration provisions and (ii) you are satisfied that, after the issuance of the Shares or such portion, CF3 will beneficially own less 9.99% of the issued and outstanding Common Stock. In making the determination described in clause (ii) of the previous sentence, you may rely on certificates provided by CF3, unless the facts set forth therein are obviously untrue or unless you have actual knowledge that such facts are untrue. As long as the *provisos* contained in the first sentence of this paragraph (the "Provisos") have been satisfied, you should issue certificates representing the Shares without any restrictive legend and you should remove all stop-transfer instructions relating to such Shares. Shares shall

be issued from the Reserve, but to the extent that there are insufficient shares of Common Stock in the Reserve to satisfy a Share Request (as that term is defined in the Settlement Agreement), you shall satisfy such Share Request from the Issuer's authorized, unissued and shares of Common Stock.

In the event that you determine that CF3 is an affiliate of the Issuer (as the term "affiliate" is defined in Rule 144 promulgated under the Securities Act), you shall place the following legend on all certificates representing the Shares that you issue to it or upon its instructions:

> **THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (i)AN EFFECTIVE REGISTRATION STATEMENT OR (ii) AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS TO THE EFFECT THAT THE SHARES OR A PORTION THEREOF MAY BE SOLD, ASSIGNED OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.**

Until such time as you are advised that shares represented by such certificate have been registered under the Securities Act or have received an opinion of counsel described in the above legend, you shall not issue certificates representing said shares without the above legend.

You are hereby instructed to act in compliance with these Irrevocable Instructions promptly, without unreasonable delay and without the need for any action or confirmation by the Issuer, with respect to all matters set forth herein, including, without limitation, the issuance of Common Stock pursuant to any Share Request. You are to issue Shares pursuant to a Share Request within two Business Days after the Provisos are satisfied. Please note that under the provisions of Section 3(a) of the Settlement Agreement, a Share Request submitted before 12:00 p.m., Pacific Time, on a Business Day, shall be effective as of that day and a Share Request submitted after 12:00 p.m., Pacific Time, on a Business Day, or submitted on a day that is not a Business Day, shall be effective as of the next Business Day.

The Issuer irrevocably agrees that it will indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with these Irrevocable Instructions, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, including claims that may be asserted by the Issuer, except that the Issuer shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Issuer with respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Issuer has approved these Irrevocable Instructions, which are irrevocable.

The Issuer will pay all processing fees in respect of a Share Request when due. CF3 and the Issuer understand and agree that the current cost of processing a Share Request is between $205 and $275

which does not include RUSH fees. CF3 and the Issuer further understand and agree that your fee schedule is subject to change and agree to pay the full amount of any such conversion according to the Pacific Stock Transfer fee schedule then in force. You will not be obligated to process any Share Request until and unless your fees are paid, but you agree that you will process Shares Requests upon payment of your fees with respect thereto upon payment of such fees by CF3, irrespective of whether the Issuer is current in its financial and other obligations to you.

In the event that you resign or you are terminated as the Issuer's transfer agent, such resignation or termination shall not be effective until have processed any Share Request with respect to which the Provisos have been satisfied.

Accompanying this letter is a copy of resolutions adopted by the Board of Directors of the Issuer, certified by the Secretary of the Issuer, authorizing the execution delivery and performance of the Settlement Agreement, the establishment and replenishment of the Reserve and the issuance of such number of shares of Common Stock as shall be require to comply with the provisions of the Settlement Agreement. Said resolutions, also provide that said shares, when issued and delivered pursuant to said provisions, shall be fully paid and non- assessable.

The Issuer and CF3 will notify you in writing when all of the shares of Common Stock required to be issued under the Settlement Agreement have been issued and/or when it has been terminated. You should seek instructions from the Issuer and CF3 in the event that you have received no Share Request within 30 days after the submission of another Share Request.

Nothing in these Irrevocable Instructions shall require or be construed in any way to require you, in your sole discretion as transfer agent, to do or take or not do or take any action that would be contrary to any federal or state law, rule, or regulation including, but expressly not limited to, the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission.

You shall not responsible for determining the accuracy of any conversion notice and may rely on any instructions presented to it consistent with this letter.

No amendment to or modification of these Irrevocable Instructions may be made otherwise than through an instrument signed by you and the undersigned.

METROSPACES, INC.

By:__________________________

Oscar Brito
Senior Vice President

CF3 ENTERPRISES, LLC

By:__________________________

Clarence Fitchett
Managing Member

ACKNOWLEDGED AND AGREED:

PACIFIC STOCK TRANSFER COMPANY

By:__________________________

Joslyn G. Claiborne
Director, Global Operations Center

Dated: ______________, 2017